Exhibit 10.3

EXECUTION

PURCHASE AGREEMENT

AMONG

MEDALLION FINANCIAL CORP.,

MEDALLION FINANCING TRUST I

AND

MERRILL LYNCH INTERNATIONAL

Dated as of June 7, 2007

Medallion Financial Corp.

$35,000,000 Preferred Securities

Fixed/Floating Rate Preferred Securities

(Liquidation Amount $1,000 per Preferred Security)

PURCHASE AGREEMENT

June 7, 2007

Merrill Lynch International

4 World Financial Center

250 Vesey Street, 7th Floor

New York, New York 10080

Ladies and Gentlemen:

Medallion Financial Corp., a Delaware corporation (the “Company”), and its financing subsidiary, Medallion Financing Trust I, a Delaware statutory trust (the “Trust,” and hereinafter together with the Company, the “Offerors”), hereby confirm their agreement (this “Agreement”) with you as purchaser (the “Purchaser”), as follows:

Section 1. Issuance and Sale of Securities.

1.1 Introduction. The Offerors propose to issue and sell at the Closing (as defined in Section 2.3.1 hereof) THIRTY-FIVE MILLION AND 00/100 ($35,000,000) DOLLARS of the Trust’s Fixed/Floating Rate Preferred Securities, with a liquidation amount of $1,000 per preferred security, bearing a fixed rate of interest equal to 7.680% per annum through the Interest Payment Date in September 2012 and thereafter, a variable rate of interest per annum, reset quarterly, equal to LIBOR (as defined in the Indenture (as defined below)) plus 2.125% (the “Preferred Securities”), to the Purchaser.

1.2 Operative Agreements. The entire proceeds from the sale by the Trust to the holders of the Preferred Securities shall be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the “Common Securities”), and shall be used by the Trust to purchase THIRTY-SIX MILLION EIGHTY-THREE THOUSAND AND 00/100 ($36,083,000) DOLLARS in principal amount of the Fixed/Floating Rate Junior Subordinated Notes (the “Junior Subordinated Notes”) of the Company. The Preferred Securities and the Common Securities of the Trust shall be issued pursuant to an Amended and Restated Trust Agreement among Wilmington Trust Company, as property trustee (the “Property Trustee”) and as Delaware trustee (the “Delaware Trustee”), the Administrative Trustees named therein and the Company, to be dated as of the Closing Date and in substantially the form heretofore delivered to the Purchaser (the “Trust Agreement”). The Junior Subordinated Notes shall be issued pursuant to an Indenture (the “Indenture”), to be dated as of the Closing Date, between the Company and Wilmington Trust Company, as indenture trustee (the “Indenture Trustee”). The documents identified in this Section 1.2 and in Section 1.1 are referred to herein as the “Operative Documents.” The Preferred Securities, the Common Securities and the Junior Subordinated Notes are collectively referred to as the “Securities.” All other capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Indenture.

1.3 Rights of Purchaser. The Preferred Securities shall be offered and sold by the Trust, directly or indirectly, to the Purchaser without registration of any of the Preferred Securities or the Junior Subordinated Notes under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws in reliance upon exemptions from the registration requirements of the Securities Act and other applicable securities laws. The Offerors and the Purchaser have entered into this Agreement to set forth their understanding as to their relationship and their respective rights, duties and obligations.

1.4 Legends. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Preferred Securities and Junior Subordinated Notes certificates shall each contain a legend as required pursuant to any of the Operative Documents.

Section 2. Purchase of Preferred Securities.

2.1 Purchase Price. The aggregate purchase price shall be THIRTY-FOUR MILLION EIGHT HUNDRED NINETY-FIVE THOUSAND AND 00/100 DOLLARS ($34,895,000) (the “Purchase Price”), which Purchase Price is equal to 99.70% of the stated liquidation amount of the Preferred Securities.

2.2 Closing and Delivery of Payment.

2.2.1 Closing; Closing Date. The closing (the “Closing”) for the sale and purchase of the Preferred Securities by the Offerors to the Purchaser shall occur at the offices of McKee Nelson LLP, 1919 M Street, NW, Suite 200, Washington, DC 20036, or such other place as the parties hereto shall agree at 11:00 a.m. (New York time) on June 7, 2007, or such other later date as the parties may designate (such date and time of delivery and payment for the Preferred Securities being herein called the “Closing Date”). The Preferred Securities shall be transferred and delivered to the Purchaser or its designee against the payment of the Purchase Price to the Offerors in immediately available funds on the Closing Date to a U.S. account designated in writing by the Company at least two (2) business days prior to the Closing Date.

2.2.2 Delivery. Delivery of the Preferred Securities shall be made at such location, and in such names and denominations, as the Purchaser shall designate at least two (2) business days in advance of the Closing Date. The Company and the Trust agree to have the Preferred Securities available for inspection and checking by the Purchaser in Washington, DC not later than 1:00 P.M., New York time, on the business day prior to the Closing Date.

2.3 Fees and Expenses.

2.3.1 Costs and Expenses. If the transactions contemplated herein are consummated, the Company hereby covenants and agrees that it shall pay or cause to be paid (directly or by reimbursement) all costs and expenses incident to the performance of the obligations of the Offerors under this Agreement, including (i) other than as provided in the Fee Agreement dated of even date herewith between Wilmington Trust Company and the Purchaser, all costs and expenses incident to the authorization, issuance, sale and delivery of the Preferred Securities and any taxes payable in connection therewith; (ii) the fees and expenses of qualifying the Preferred Securities under the securities laws of the several jurisdictions as provided in Section 6.4; and (iii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Company or the Trust, subject to reimbursement by the Purchaser in the amount of $10,000. The Company shall not be responsible for paying or causing to be paid (iv) other than as provided in the Fee Agreement dated of even date herewith between Wilmington Trust Company and the Purchaser, the reasonable fees and expenses of the Property Trustee, the Delaware Trustee, the Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents; and (v) other than as provided in the Fee Agreement dated of even date herewith between Wilmington Trust Company and the Purchaser, the reasonable fees and disbursements of counsel for the Property Trustee, the Delaware Trustee, the Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents (clauses (i) through (v) collectively, the “Incidental Expenses”).

2.4 Reimbursement of Expenses. If the sale of the Preferred Securities provided for in this Agreement is not consummated because any condition set forth in Section 3 to be satisfied by either the Company or the Trust is not satisfied, because this Agreement is terminated pursuant to Section 10 or because of any failure, refusal or inability on the part of the Company or the Trust to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by a reason of a default by the Purchaser, the Company will reimburse the Purchaser upon demand for all reasonable Incidental Expenses that shall have been incurred by the Purchaser in connection with the proposed purchase and sale of the Preferred Securities. If the sale of the Preferred Securities is not consummated because the Purchaser chooses to terminate any potential transaction, each of the parties hereto shall pay its respective fees and expenses incurred in connection herewith. The Company shall not in any event be liable to the Purchaser for the loss of anticipated profits from the transactions contemplated by this Agreement.

2.5 Failure to Close. If any of the conditions to the Closing specified in this Agreement shall not have been fulfilled to the satisfaction of the Purchaser or if the Closing shall not have occurred on or before 11:00 a.m. (New York time) on June 7, 2007, then each party hereto, notwithstanding anything to the contrary in this Agreement, shall be relieved of all further obligations under this Agreement without thereby waiving any rights it may have by reason of such nonfulfillment or failure; provided, however, that the obligations of the parties under Sections 2.4 and 8 shall not be so relieved and shall continue in full force and effect.

Section 3. Closing Conditions. The obligations of the parties under this Agreement on the Closing Date are subject to the following conditions:

3.1 Accuracy of Representations and Warranties. The representations and warranties contained in this Agreement, and the statements of the Offerors made in any certificates pursuant to this Agreement, shall be accurate as of the date of delivery of the Preferred Securities.

3.2 Opinions of Counsel. On the Closing Date, the Purchaser shall have received the following favorable opinions or certificate, as the case may be, each dated as of the Closing Date: (a) from Willkie Farr & Gallagher LLP, special counsel for the Company and addressed to the Purchaser in substantially the form set forth on Exhibit A-1 attached hereto and incorporated herein by this reference, (b) either (i) an Officers’ Certificate, from the General Counsel or Chief Legal Officer of the Company, or (ii) if the Company does not have a General Counsel or Chief Legal Officer, an Officers’ Certificate from the Chief Executive Officer, President or Executive Vice President of the Company, and the Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, in each case addressed to the Purchaser in substantially the form set forth on Exhibit A-2 attached hereto and incorporated herein by this reference, (c) from Willkie Farr & Gallagher LLP, special tax counsel for the Trust and addressed to the Purchaser in substantially the form set forth on Exhibit A-3 attached hereto and incorporated herein by this reference, (d) from Morris James LLP, special Delaware counsel to the Trust and addressed to the Purchaser and the Offerors, in substantially the form set forth on Exhibit A-4 attached hereto and incorporated herein by this reference, and (e) from Morris James LLP, special counsel to the Indenture Trustee, the Property Trustee and the Delaware Trustee and addressed to the Purchaser and the Offerors, in substantially the form set forth on Exhibit A-5 attached hereto and incorporated herein by this reference. Each opinion addressed to the Purchaser shall state that the first entity, if any, to which the Purchaser transfers any of the Preferred Securities, and, if such transferee is a warehouse lender, the next subsequent transferee that is not a warehouse lender (each, a “Subsequent Purchaser”), shall be entitled to rely on such opinion.

3.3 Officer’s Certificate. The Company shall have furnished to the Purchaser a certificate of the Company, signed by the Chief Executive Officer, President or an Executive Vice President and by the Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, and the Trust shall have furnished to the Purchaser a certificate of the Trust, signed by an Administrative Trustee of the Trust, in each case dated the Closing Date, and, in the case of the Company, as to 3.3.1 and 3.3.2 below and, in the case of the Trust, as to 3.3.1 below:

3.3.1 the representations and warranties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Trust have complied in all material respects with all the agreements and satisfied all the conditions on either of their part to be performed or satisfied at or prior to the Closing Date; and

3.3.2 since the date of the Interim Financial Statements (as defined below), there has been no material adverse change in the financial condition, earnings, business or assets of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions occurring in the ordinary course of business.

3.4 No Subsequent Change. Subsequent to the execution of this Agreement, there shall not have been any change, in or affecting the financial condition, earnings, business or assets of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, the effect of which is, in the Purchaser’s judgment, so material and adverse as to make it impractical or inadvisable to proceed with the purchase of the Preferred Securities.

3.5 Purchase Permitted by Applicable Laws; Legal Investment. The purchase of and payment for the Preferred Securities as described in this Agreement shall (a) not be prohibited by any applicable law or governmental regulation, (b) not subject the Purchaser to any material penalty under or pursuant to any applicable law or governmental regulation, and (c) be permitted by the laws and regulations of the jurisdictions to which the Purchaser is subject.

3.6 Consents and Permits. The Company and the Trust shall have received all consents, permits and other authorizations, and made all such filings and declarations, as may be required from any person or entity pursuant to any law, statute, regulation or rule (federal, state, local and foreign), or pursuant to any agreement, order or decree to which the Company or the Trust is a party or to which either is subject, in connection with the transactions contemplated by this Agreement.

3.7 Information. Prior to or on the Closing Date, the Offerors shall have furnished to the Purchaser and its counsel such further information, certificates, opinions and documents as the Purchaser or its counsel may reasonably request.

If any of the conditions specified in this Section 3 shall not have been fulfilled or waived when and as required in this Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Purchaser or its counsel, this Agreement and all the Purchaser’s obligations hereunder may be canceled at, or any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Offerors in writing or by telephone or facsimile confirmed in writing.

Each certificate signed by any trustee of the Trust or any officer of the Company and delivered to the Purchaser or its counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Trust and/or the Company, as the case may be, and not by such trustee or officer in any individual capacity.

Section 4. Representations and Warranties of the Offerors. The Offerors jointly and severally represent and warrant to the Purchaser as of the date hereof and as of the Closing Date as follows:

4.1 Securities Laws Matters:

(i) Neither the Company nor the Trust, nor any of their “Affiliates” (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)), nor any person acting on any of their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration under the Securities Act of any of the Securities.

(ii) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf has (i) offered for sale or solicited offers to purchase the Securities, (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities, or (iii) engaged in any “directed selling efforts” within the meaning of Regulation S under the Securities Act (“Regulation S”) with respect to the Securities.

(iii) The Securities (i) are not and have not been listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated interdealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).

(iv) The Company is registered as a closed-end investment company that has elected to be treated as a “business development company” under the Investment Company Act and is in compliance with the terms thereof except where failure to comply with such terms could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

(v) The Trust is not, and, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, the Trust will not be, an “investment company” within the meaning of Section 3(a) of the Investment Company Act.

(vi) Neither the Company nor the Trust has paid or agreed to pay to any person or entity, directly or indirectly, any fees or other compensation for soliciting another to purchase any of the Securities, except for the fee payable to the Company’s introducing agent; provided, that such introducing agent has an agreement with the Purchaser.

(vii) When issued, the Securities will not constitute 10% or more of the outstanding voting Securities of the Company and will not represent a controlling interest in the Company.

4.2 Standing and Qualification of the Trust. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. §3801, et seq. (the “Statutory Trust Act”) with all requisite power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents to which it is a party. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or assets of the Trust, whether or not occurring in the ordinary course of business. The Trust is not a party to, or otherwise bound by, any agreement other than the Operative Documents. The Trust is under current law classified for federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation.

4.3 Trust Agreement. The Trust Agreement has been duly authorized by the Company and, on the Closing Date specified in Section 2.3.1, will have been duly executed and delivered by the Company and the Administrative Trustees of the Trust, and, assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee, will be a legal, valid and binding obligation of the Company and the Administrative Trustees, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity. Each of the Administrative Trustees of the Trust is an employee of the Company or one of its subsidiaries and has been duly authorized by the Company to execute and deliver the Trust Agreement. To the knowledge of the Administrative Trustees, the Trust is not in violation of any provision of the Statutory Trust Act. Each representation made by the Company pursuant to the Trust Agreement is true and correct.

4.4 The Indenture. The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Indenture Trustee, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

4.5 Preferred Securities and Common Securities. The Preferred Securities and the Common Securities have been duly authorized by the Trust and, when issued and delivered against payment therefor on the Closing Date to the Purchaser in accordance with this Agreement, in the case of the Preferred Securities, and to the Company in accordance with the Common Securities Subscription Agreement between the Company and the Trust, dated as of the Closing Date, in the case of the Common Securities, will be validly issued, fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement, enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity. The issuance of the Securities is not subject to preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance (each, a “Lien”).

4.6 Junior Subordinated Notes. The Junior Subordinated Notes have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered to the Trust against payment therefor in accordance with the Junior Subordinated Note Subscription Agreement between the Company and the Trust, dated as of the Closing Date, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

4.7 Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Trust and constitutes the legal, valid and binding obligation of the Company and the Trust, enforceable against the Company and the Trust in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

4.8 Defaults. Neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes by the Offerors, nor the purchase of the Junior Subordinated Notes by the Trust, the execution and delivery of and compliance with the Operative Documents by the Company or the Trust, the consummation of the transactions contemplated herein or therein, or the use of the proceeds therefrom, (i) will conflict with or constitute a breach of, or a default under, the Trust Agreement or the charter or bylaws of the Company or any subsidiary of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Trust, or the Company or any of its subsidiaries, or their respective properties or assets (collectively, “Governmental Entities”), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Trust, the Company or any of the Company’s subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Trust, the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which have been waived or which (X) could not reasonably be expected to, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) could not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the financial condition, earnings, business, liabilities and assets of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a “Material Adverse Effect”); provided, however, that neither (a) a change in any applicable law or in GAAP (as defined in Section 4.15(a)) or (b) general economic conditions shall be considered in determining whether there has been a Material Adverse Effect or (iii) require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a material portion of such indebtedness by the Trust or the Company or any of its subsidiaries prior to its scheduled maturity.

4.9 Organization, Standing and Qualification of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

4.10 Subsidiaries of the Company. The Company has no subsidiaries that are material to its business, financial condition or earnings other than those subsidiaries listed on Schedule 4.10 attached hereto (the “Significant Subsidiaries”). Each Significant Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite power and authority to own its properties and conduct the business it transacts and proposes to transact. Each Significant Subsidiary is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction where the nature of its activities requires such qualification, except where the failure of any such Significant Subsidiary to be so qualified could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

4.11 Government Licenses. Each of the Trust, the Company and each of its subsidiaries hold all necessary approvals, authorizations, orders, licenses, certificates and permits (collectively, “Government Licenses”) of and from Governmental Entities necessary to conduct its respective business as now being conducted, and neither the Trust, the Company nor any of the Company’s subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; all of the Government Licenses are valid and in full force and effect, except where the invalidity or the failure of such Government Licenses to be in full force and effect, could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

4.12 Stock. All of the issued and outstanding shares of capital stock, equity or membership interests of the Company and each of its subsidiaries are validly issued, fully paid and nonassessable; except as set forth on Schedule 4.12, all of the issued and outstanding capital stock, equity or membership interests of each subsidiary of the Company is owned by the Company, directly or through subsidiaries, free and clear of any Lien, claim or equitable right; and none of the issued and outstanding capital stock, equity or membership interests of the Company or any subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws of such entity or under any agreement to which the Company or any of its subsidiaries is a party.

4.13 Property. Each of the Trust, the Company and each subsidiary of the Company has good and sufficient title to all of its respective real and personal properties; and all of the leases and subleases under which the Trust, the Company or any subsidiary of the Company holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect and none of the Trust, the Company or any subsidiary of the Company has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Trust, the Company or any subsidiary of the Company under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

4.14 Conflicts, Authorizations and Approvals. Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter, bylaws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which either the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such default could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Trust or the Company of their respective obligations under the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

4.15 Financial Statements.

(a) The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries at December 31, 2006 and for each of the three years in the period ended December 31, 2006 (the “Financial Statements”) and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries at March 31, 2007 (the “Interim Financial Statements”) provided to the Purchaser are the most recently available audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the consolidated financial position of the Company and its subsidiaries as of such dates, and the consolidated results of their operations and their cash flows for each of the periods set forth in the Financial Statements and Interim Financial Statements. The Interim Financial Statements include all adjustments, consisting only of normal recurring accruals, necessary to summarize fairly the Company’s financial position and results of operations. Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein).

(b) Since March 31, 2007, there has not been (A) any material adverse change or development with respect to the financial condition, earnings, business or assets of the Company and its subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than regular quarterly dividends on the Company’s capital stock.

(c) The accounting firm of the Company that issued its opinion on the Financial Statements is a registered public accounting firm within the meaning of the Securities Act and the rules and regulations of the Securities and Exchange Commission (“SEC”) thereunder.

4.16 No Undisclosed Liabilities. None of the Trust, the Company nor any of its subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its subsidiaries that could reasonably be expected to give rise to any such liability) and which are required, in accordance with GAAP, the be disclosed in the Financial Statements or the Interim Financial Statements, except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and the notes thereto and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above, whether by the entry into a contract or otherwise, occurring in the ordinary course of business of the Trust, the Company and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements.

4.17 Litigation. There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company or the Trust after due inquiry, threatened against or affecting the Trust or the Company or any of the Company’s subsidiaries, except for such actions, suits or proceedings that could not reasonably be expected to, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Trust or the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect. Neither the Company nor the Trust is party to or otherwise the subject of any consent decree, memorandum of understanding, written commitment or other written supervisory agreement or enforcement action with any Governmental Entity except for any such decree, memorandum of understanding, commitment, supervisory agreement or action that could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

4.18 No Labor Disputes. No labor dispute with the employees of the Trust, the Company or any of its subsidiaries exists or, to the knowledge of the executive officers of the Trust or the Company, is imminent, except those which could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

4.19 [Reserved.]

4.20 Tax Returns. The Company and each of the Significant Subsidiaries have timely filed all Tax Returns (defined below) required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects. The Company and each of the Significant Subsidiaries have timely paid in full or provided adequate reserves for all material Taxes required to be paid by them (whether or not such amounts are shown as due on any Tax Return). Neither the Company nor any of the Significant Subsidiaries has received notice of any federal, state, or other Tax audits or deficiency assessments (proposed or asserted) except as set forth on Schedule 4.20. As used herein, the terms “Tax” or “Taxes” mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term “Tax Returns” means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

4.21 Taxes. The Trust is not subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Notes. The Trust is not, or will not be within ninety (90) days of the date hereof, subject to more than a de minimis amount of other taxes, duties or other charges imposed by a Governmental Entity.

4.22 Books and Records. The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.23 Insurance. The Company and the Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby, including, but not limited to, real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against. All policies of insurance and fidelity or surety bonds insuring the Company or any of the Significant Subsidiaries or the Company’s or Significant Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect. The Company and each of the Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

4.24 Corporate Funds. The Company and its subsidiaries or any person acting on behalf of the Company and its subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries has not, directly or indirectly, while acting on behalf of the Company and its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) knowingly made any other unlawful payment.

4.25 Environmental Laws. Except as could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, (i) the Company and its subsidiaries have been and are in compliance with applicable Environmental Laws (as defined below), (ii) none of the Company or any of its subsidiaries has at any time released (as such term is defined in CERCLA (as defined below)) or otherwise disposed of Hazardous Materials (as defined below) on, to, in, under or from any of the real property owned, leased, occupied, operated or managed by the Company or any of its subsidiaries (the “Properties”) or any other real properties previously owned, leased or operated by the Company or any of its subsidiaries, (iii) neither the Company nor any of its subsidiaries intends to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Laws, (iv) neither the Company nor any of its subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which with notice or passage of time or both would give rise to, a claim under or pursuant to any Environmental Law with respect to the Properties, any other real properties previously owned, leased, occupied or operated by the Company or any of its subsidiaries, or their respective assets or arising out of the conduct of the Company or its subsidiaries, (v) none of the Properties are included or, to the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Entity, (vi) none of the Company, any of its subsidiaries or agents or, to the Company’s knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in compliance with all applicable Environmental Laws, and has not transported or arranged for the transport of any Hazardous Material from the Properties or any other real properties previously owned, leased or operated by the Company or any of its subsidiaries to another property, except in compliance with all applicable Environmental Laws, (vii) no lien has been imposed on the Properties by any Governmental Entity in connection with the presence on or off such Property of any Hazardous Material, and (viii) none of the Company, any of its subsidiaries or, to the Company’s knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has entered into or been subject to any consent decree, compliance order, or administrative order with respect to the Properties or any facilities or improvements or any operations or activities thereon.

As used herein, “Hazardous Material” shall include, without limitation, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, petroleum, petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response,

Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an “Environmental Law” and collectively, the “Environmental Laws”) or by any Governmental Entity.

4.26 [Reserved].

4.27 [Reserved].

4.28 OSHA Compliance. Neither the Company nor any of its subsidiaries is in violation of any federal or state law or regulation relating to occupational safety and health and the Company and its subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and each of its subsidiaries is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate result in a Material Adverse Effect.

Section 5. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Company and the Trust as follows:

5.1 General Solicitation. Neither the Purchaser, nor any of the Purchaser’s affiliates, nor any person acting on the Purchaser’s or the Purchaser’s affiliates’ behalf has engaged, or will engage, in any form of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Preferred Securities.

5.2 Purchase. The Purchaser understands and acknowledges that the Preferred Securities and the Notes (i) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities law, (ii) are being offered for sale by the Trust in transactions not requiring registration under the Securities Act and (iii) may not be offered, sold, pledged or otherwise transferred by the Purchaser except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto. The Purchaser represents and warrants that it is purchasing the Preferred Securities for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the

Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Preferred Securities pursuant to an effective registration statement under the Securities Act or under Rule 144A or any other exemption from registration available under the Securities Act or any other applicable securities law. The Purchaser understands that no public market exists for any of the Preferred Securities, and that it is unlikely that a public market will ever exist for the Preferred Securities. The Purchaser intends to transfer the Preferred Securities to U.S. Capital Fund VI, Ltd. The Purchaser does not intend to distribute the Preferred Securities in contravention of the Securities Act or any other applicable securities laws.

5.3 Qualified Purchasers. The Purchaser has not offered or sold, and will not arrange for the offer or sale of, the Preferred Securities except (i) to those the Purchaser reasonably believes are institutional “accredited investors” (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 of Regulation D), (ii) in an offshore transaction complying with Rule 903 of Regulation S or (iii) in any other manner that does not require registration of the Preferred Securities under the Securities Act. In connection with each such sale, the Purchaser has taken or will take reasonable steps to ensure that any Subsequent Purchaser is aware that (a) such sale is being made in reliance on an exemption under the Securities Act and (b) future transfers of the Preferred Securities may not be made except in compliance with applicable securities laws.

5.4 Offering Circulars. Neither the Purchaser nor its representatives will include any nonpublic information about the Company, the Trust or any of their affiliates in any registration statement, prospectus, offering circular or private placement memorandum used in connection with any purchase or securitization of Preferred Securities or any interest therein without the prior written consent of the Trust and the Company.

5.5 Qualifications of Purchaser. The Purchaser represents and warrants that it is an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 of Regulation D under the Securities Act and that it is a “qualified purchaser” (as determined in accordance with Section 2(a)(51) of the Investment Company Act of 1940, as amended) not formed solely for the purpose of owning the Preferred Securities.

5.6 Diligence. The Purchaser represents and warrants that (i) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent it has deemed necessary; (ii) it has had a reasonable opportunity to ask questions of and receive answers from officers and representatives of the Offerors concerning their respective financial condition and results of operations and the purchase of the Preferred Securities and any such questions have been answered to its satisfaction; (iii) it has had the opportunity to review all publicly available records and filings concerning the Offerors and it has carefully reviewed such records and filings that it considers relevant to making an investment decision; and (iv) it has made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and not upon any view expressed by the Offerors.

Section 6. Covenants of the Offerors. The Offerors covenant and agree with the Purchaser as follows:

6.1 Compliance with Representations and Warranties. During the period from the date of this Agreement to the Closing Date, the Offerors shall use commercially reasonable efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 4 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date.

6.2 Sale and Registration of Securities. Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates to, nor will either of them permit any person acting on its or their behalf (other than the Purchaser and its affiliates) to, directly or indirectly, (i) resell any Preferred Securities that have been acquired by it, (ii) sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Preferred Securities in any manner that would require the registration of the Securities under the Securities Act or (iii) make offers or sales of any such Security, or solicit offers to buy any such Security, under any circumstances that would require the registration of any of such Securities under the Securities Act.

6.3 Lock Up. Neither the Company nor the Trust will, until one hundred eighty (180) days following the Closing Date (the “Lock Up Period”), without the Purchaser’s prior written consent, which consent shall not be unreasonably withheld, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly (any such action, a “Follow-on Offering”), (i) any Preferred Securities or other securities of the Trust other than as contemplated by this Agreement or (ii) any other securities convertible into, or exercisable or exchangeable for, any Preferred Securities or other securities of the Trust. In the event the Company and the Trust contemplate a Follow-on Offering within the Lock Up Period and obtain the Purchaser’s written consent in accordance with this Section 6.3, the Offerors agree to grant StoneCastle Securities, LLC (“StoneCastle”) a right of first refusal to provide financing to the Offerors with respect to such Follow-on Offering provided that StoneCastle can provide the financing on terms no less favorable to the Company and the Trust than the terms they would otherwise be able to obtain.

6.4 Qualification of Securities. The Company and the Trust will, if necessary, arrange for the qualification of the Preferred Securities for sale under the laws of the State of New York, and such other jurisdictions as the Purchaser may designate and will maintain such qualifications in effect so long as required for the sale of the Preferred Securities. The Company or the Trust, as the case may be, will promptly advise the Purchaser of the receipt by the Company or the Trust, as the case may be, of any notification with respect to the suspension of the qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

6.5 Use of Proceeds. At the Closing, the Trust shall use the proceeds from the sale of the Preferred Securities and the Common Securities to purchase the Junior Subordinated Notes from the Company.

6.6 Investment Company. So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under Section 6 of the

Exchange Act or quoted in a U.S. automated interdealer quotation system, (ii) neither the Company nor the Trust shall be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3) and (iii) the Trust shall not engage in any activity which would cause it to be an “investment company” under the provisions of the Investment Company Act.

6.7 Solicitation and Advertising. Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to (except that neither the Company nor the Trust shall be responsible for the actions of the Purchaser or its affiliates), (i) engage in any “directed selling efforts” within the meaning of Regulation S under the Securities Act or (ii) engage in any form of “general solicitation or general advertising” (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

6.8 Compliance with Rule 144A(d)(4) under the Securities Act. So long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Offerors will, during any period in which they are not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or the Offerors are not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser in connection with any proposed transfer, any information required to be provided by Rule 144A(d)(4) under the Securities Act, if applicable. The information provided by the Offerors pursuant to this Section 6.8 will not, at the date thereof, contain any untrue statement of a material fact. If the Company and the Trust are required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Purchaser, the holders of the Securities, and the prospective purchasers designated by such holders, from time to time, of the Securities.

6.9 Reports. So long as any of the Securities are outstanding, each of the Company and the Trust shall furnish to (i) each holder or prospective purchaser of the Securities, and (ii) any Ratings Agency pursuant to a request by the Purchaser, a duly completed and executed certificate in the form attached hereto as Exhibit B, including the financial statements referenced in such Exhibit, which certificate and financial statements shall be so furnished by the Company and the Trust not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company. Notwithstanding the foregoing, neither the Company nor the Trust shall deliver such certificate or financial statements unless the recipient thereof (other than any Ratings Agency) shall have agreed to be bound to confidentiality restrictions substantially similar to Section 6.10 hereof.

6.10 Confidential Information. For the purposes hereof, “Confidential Information” means information delivered to the Purchaser, any subsequent holder of the Securities or any beneficial owner of the Securities by or on behalf of the Company or the Trust in connection with the transactions contemplated by or otherwise pursuant to this Agreement, including, without limitation, the certificates and financial statements delivered pursuant to Section 6.9 and other information provided by the Company or the Trust; provided, that such term does not include information that (a) was publicly known or otherwise known to the Purchaser, any subsequent holder of the Securities or any beneficial owner of the Securities prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission in violation of any obligation of confidentiality by the Purchaser, any subsequent holder of the Securities or any beneficial owner of the Securities or any person acting on their behalf or (c) otherwise becomes known to the Purchaser, any subsequent holder of the Securities or any beneficial owner of the Securities other than through disclosure by the Company or the Trust. The Purchaser, any subsequent holder of the Securities and any beneficial owner of the Securities shall maintain the confidentiality of such Confidential Information and shall not share, deliver or otherwise disclose the Confidential Information to any other person or entity; provided, that the Purchaser, any subsequent holder of the Securities or any beneficial owner of the Securities may share, deliver or disclose Confidential Information to (i) their respective directors, officers, employees and, to the extent such disclosure relates to its investment contemplated by this Agreement, outside advisors and a subsequent holder or beneficial owner of the Securities, provided, that such person or entity agrees to be bound to confidentiality restrictions substantially similar to this Section 6.10 or (ii) any other person to which such sharing, delivery or disclosure is required (x) to effect compliance with any applicable law, rule, regulation or order, (y) in response to any subpoena or other legal process or (z) in connection with any litigation to which the Purchaser, any subsequent holder of the Securities or any beneficial owner of the Securities is a party, provided, further, that in the case of (x), (y) or (z), the party subject to such obligation shall promptly notify the Company and the Trust of the details of the required disclosure and cooperate with the Company or the Trust to intervene to oppose, limit or condition such disclosure.

Section 7. Covenants of the Purchaser. The Purchaser covenants and agrees with the Offerors that, during the period from the date of this Agreement to the Closing Date, the Purchaser shall use its best efforts and take all action necessary or appropriate to cause the Purchaser’s representations and warranties contained in Section 5 to be true as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date. The Purchaser further covenants and agrees not to engage in hedging transactions with respect to the Preferred Securities unless such transactions are conducted in compliance with the Securities Act.

Section 8. Indemnification & Contribution.

8.1 Indemnification.

8.1.1 The Company and the Trust agree jointly and severally to indemnify and hold harmless the Purchaser, the Purchaser’s affiliates, a Subsequent Purchaser and their respective directors, officers, employees, shareholders, members and agents and each person who “controls” any of the foregoing Persons within the meaning of either the Securities Act or the Exchange Act (collectively, the “Indemnified Parties”) against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach of any representation, warranty or agreement of either Offeror contained herein and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company or the Trust may otherwise have.

8.1.2 In case any such action is brought against any Indemnified Party, the Indemnified Party shall promptly notify the Indemnifying Party in writing and the Indemnifying Party shall be entitled to assume the defense of such action, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses of such counsel, as incurred. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party). In any such case, the Indemnifying Party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties and all such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the Indemnified Party is or could have been a party and indemnity may be or could have been sought hereunder by the Indemnified Party, unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party. The Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected with the Indemnifying Party’s written consent (such consent not to be unreasonably withheld).

8.2 Contribution.

8.2.1 In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in Section 8.1 hereof is for any reason held to be unenforceable for the benefit of an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors, on the one hand, and the Purchaser, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Offerors, on the one hand, and the Purchaser, on the other hand, in connection with the statements, omissions or breaches, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

8.2.2 The relative benefits received by the Offerors, on the one hand, and the Purchaser, on the other hand, in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Offerors and the fees received by the Purchaser bear to the aggregate of such net proceeds and the fees.

8.2.3 The Offerors and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.2. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 8.2 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such breach or alleged breach.

8.2.4 Notwithstanding any provision of this Section 8 to the contrary, the Purchaser shall not be required to contribute any amount in excess of the total discounts received by the Purchaser in connection with the purchase of the Preferred Securities.

8.2.5 No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.2.6 For purposes of this Section 8.2, the Purchaser, each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective partners, directors, officers, employees and agents of the Purchaser or any such controlling person shall have the same rights to contribution as the Purchaser, while each officer and director of the Company, each trustee of the Trust and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Offerors.

8.3 Additional Remedies. The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the Offerors may otherwise have to any Indemnified Party.

8.4 Additional Indemnification. The Company shall indemnify and hold harmless the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under Sections 8.1 through 8.3 hereof.

Section 9. Rights and Responsibilities of Purchaser.

9.1 Reliance. In performing its duties under this Agreement, the Purchaser shall be entitled to rely upon any notice, signature or writing which it shall in good faith believe to be genuine and to be signed or presented by a proper party or parties. The Purchaser may rely upon any opinions or certificates or other documents delivered by the Offerors or their counsel or designees to the Purchaser.

Section 10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company and the Trust prior to delivery of and payment for the Preferred Securities, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is used by the SEC in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s debt securities or preferred stock, (ii) the Trust shall be unable to sell and deliver to the Purchaser at least $25,000,000 stated liquidation value of Preferred Securities, (iii) a suspension or material limitation in trading in securities generally shall have occurred on the New York Stock Exchange, or (iv) there shall have occurred any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the Purchaser’s judgment, impracticable or inadvisable to proceed with the offering or delivery of the Preferred Securities.

Section 11. Miscellaneous.

11.1 Disclosure Schedule. The term “Disclosure Schedule,” as used herein, means the schedule, if any, attached to this Agreement that sets forth items the disclosure of which is necessary or appropriate as an exception to one or more representations or warranties contained in Section 4 hereof. The Disclosure Schedule shall be arranged in paragraphs corresponding to the section numbers contained in Section 4. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the immediately preceding sentence, the mere listing (or inclusion of a copy) of a document or other item in the Disclosure Schedule shall not be deemed adequate to disclose an exception to a representation or warranty made herein unless the representation or warranty has to do with the existence of the document or other item itself. Information provided by the Company in response to any due diligence questionnaire shall not be deemed part of the Disclosure Schedule and shall not be deemed to be an exception to one or more representations or warranties contained in Section 4 hereof unless such information is specifically included on the Disclosure Schedule in accordance with the provisions of this Section 11.1.

11.2 Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered by hand or courier or sent by facsimile and confirmed:

If to the Purchaser, to:

Merrill Lynch International

4 World Financial Center

250 Vesey Street, 7th Floor

New York, New York 10080

Attn: Prabu Soundararajan/Greg McGuffin

if to the Offerors, to:

Medallion Financial Corp.

437 Madison Avenue, 38th Floor

New York, New York 10022

Telephone: 212-328-2100

Facsimile: 212-328-2121

Attention: Jeffrey Yin

All such notices and communications shall be deemed to have been duly given (i) at the time delivered by hand, if personally delivered, (ii) five business days after being deposited in the mail, postage prepaid, if mailed, (iii) when answered back, if telexed, (iv) the next business day after being telecopied, or (v) the next business day after timely delivery to a courier, if sent by overnight air courier guaranteeing next-day delivery. From and after the Closing, the foregoing notice provisions shall be superseded by any notice provisions of the Operative Documents under which notice is given. The Purchaser, the Company, and their respective counsel, may change their respective notice addresses, from time to time, by written notice to all of the foregoing persons.

11.3 Parties in Interest, Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof, their successors, assigns, heirs and legal representatives, and any Subsequent Purchaser, any right or obligation hereunder. None of the rights or obligations of the Company or the Trust under this Agreement may be assigned, whether by operation of law or otherwise, without the Purchaser’s prior written consent. The rights and obligations of the Purchaser under this Agreement may be assigned by such party without the Company’s or the Trust’s consent; provided that the assignee assumes the obligations of such party under this Agreement.

11.4 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

11.5 Counterparts and Facsimile. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by any one or more of the parties hereto by facsimile which shall be effective as delivery of a manually executed counterpart hereof.

11.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

11.7 Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

11.8 Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

11.9 Entire Agreement. This Agreement, together with the Operative Documents and the other documents delivered in connection with the transactions contemplated by this Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, together with the Operative Documents and the other documents delivered in connection with the transaction contemplated by this Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

11.10 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Purchaser’s rights and privileges shall be enforceable to the fullest extent permitted by law.

11.11 Survival. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Trust and their respective officers or trustees and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser, the Company or the Trust or any of their respective officers, directors, trustees or controlling persons, and will survive delivery of and payment for the Preferred Securities. The provisions of Sections 2.4 and 8 shall survive the termination or cancellation of this Agreement.

Signatures appear on the following page

If this Agreement is satisfactory to you, please so indicate by signing the acceptance of this Agreement and deliver such counterpart to the Offerors whereupon this Agreement will become binding between us in accordance with its terms.

Very truly yours,

MEDALLION FINANCIAL CORP.

By:	/s/ Alvin Murstein
Name:	Alvin Murstein
Title:	Chairman and Chief Executive Officer

MEDALLION FINANCING TRUST I
By:	Medallion Financial Corp., as Depositor

By:	/s/ Alvin Murstein
Name:	Alvin Murstein
Title:	Chairman and Chief Executive Officer

CONFIRMED AND ACCEPTED

as of the date first set forth above

MERRILL LYNCH INTERNATIONAL, as Purchaser

By:	/s/ James Newsome
Name:	James Newsome
Title:	Director, Mgr